SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 17, 2008 (January 14, 2008)

CHYRON CORPORATION

(Exact Name of Registrant as Specified in Charter)

New York	1-9014	11-2117385
(State or Other Jurisdiction or Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Hub Drive

Melville, New York

11747

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (631) 845-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

See Item 2.01. below.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On January 14, 2008 Chyron Corporation ("Chyron" or the "Company") entered into an Asset Purchase Agreement (the "Purchase Agreement") with Axis Graphics, LLC, a Delaware limited liability company ("Axis") and Pyburn Films, Inc., a New York corporation ("PFI"), whereby Chyron purchased substantially all of the assets and certain liabilities of Axis. The purchase price was $3,041,052.42 consisting of (i) $1,000,000 in cash payable at closing; (ii) $1,000,000 worth of restricted common stock of Chyron, which resulted in the issuance on January 14, 2008 of 195,313 restricted common shares based on the closing price of $5.12 per share on the American Stock Exchange ("Amex") on Friday, January 11, 2008; (iii) an unsecured, subordinated promissory note due December 31, 2008, in the amount of $1,000,000, bearing a 5% per annum interest rate with interest payable quarterly (the "Note"); and (iv) $41,052.42 for fixed assets acquired.

Unless the Note is prepaid sooner, all outstanding principal is due December 31, 2008, and interest is payable quarterly on the following dates: for the quarter ended March 31, 2008, interest is payable on April 1, 2008; for the quarter ended June 30, 2008, interest is payable on July 1, 2008; for the quarter ended September 30, 2008, interest is payable on October 1, 2008; and for the quarter ended December 31, 2008, interest is payable on December 31, 2008. Any amount not paid when due shall bear interest at the rate of 10% per annum. Any amount payable by the Company pursuant to the Purchase Agreement may, at the Company's option and in its sole discretion, be set off against any obligations due from the Company under the Note.

On January 14, 2008, per the terms of a Consulting Agreement between the Company and PFI, Randy Pyburn was granted non-qualified stock options to purchase 500,000 shares of the Company's common stock, at an exercise price of $5.26 per share, representing the closing market price on the Amex on the grant date. The stock options have a term of five years commencing on the date of grant and are subject to the terms and conditions of Chyron's 1999 Stock Option Plan. The stock options shall vest in four tranches, with the first tranche of 100,000 vesting on December 31, 2008 and each of the remaining tranches of 150,000, 100,000 and 100,000 vesting on December 31, 2009 depending on whether Axis' products revenues in those years exceed designated target revenue levels set for each tranche in the respective years. In the event that Axis products revenues for any individual tranche do not meet that tranche's revenue thresholds, the stock options related to that tranche shall automatically expire. In the event that PFI terminates the Consulting Agreement for other than cause, or Chyron terminates the Consulting Agreement for cause, prior to January 14, 2010, the unexercised portion of the stock options will be forfeited.

Issuance of the securities was exempt from registration under Section 4(2) of the Securities Act. The underlying securities are "restricted securities" subject to applicable limitations on resale.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 2.01. with respect to the issuance of the Note.

Item 3.02. Unregistered Sales of Equity Securities.

See Item 2.01. with respect to the issuance of the stock options.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

10.1	Asset Purchase Agreement By And Among Chyron Corporation, Axis Graphics, LLC, and Pyburn Films, Inc. dated January 14, 2008.

10.2	Subordinated 5.00% Promissory Note, dated January 14, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 17, 2008

CHYRON CORPORATION

By: /s/ Jerry Kieliszak

Name: Jerry Kieliszak
Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Asset Purchase Agreement By And Among Chyron Corporation, Axis Graphics, LLC, and Pyburn Films, Inc. dated January 14, 2008.
10.2	Subordinated 5.00% Promissory Note, dated January 14, 2008.